EXHIBIT 99.4

THQ believes that it is in the best interest of the business and our shareholders to remain on the NASDAQ Global Select Market.  For that reason, the company has requested approval from its shareholders to vote on a potential reverse split of THQ common stock.   The company shareholders will vote on this decision at a special meeting of stockholders on June 29, 2012.  If approved and if needed, the reverse stock split would be implemented on or about July 5, 2012.  This action is not expected to affect the company's global operations.

Additional Important Information
THQ filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on May 25, 2012 relating to the solicitation of proxies from stockholders for the special meeting of stockholders to be held on June 29, 2012 (the “2012 Special Meeting”).  You are strongly advised to read the preliminary proxy statement, and the definitive proxy statement when it is filed with the SEC, as they contain additional important information regarding the reverse stock split proposal. Stockholders are able to obtain, without charge, copies of the proxy statement and other related documents filed by THQ with the SEC for the 2012 Special Meeting at the SEC's website at www.sec.gov.  THQ, its directors and its executive officers may be deemed participants in the solicitation of proxies from stockholders for the 2012 Special Meeting.  Additional information regarding THQ's directors, executive officers and other persons who may be considered participants in the solicitation of proxies for the 2012 Special Meeting, including their respective interests by security holdings or otherwise, is available in the preliminary proxy statement for the 2012 Special Meeting filed with the SEC on May 25, 2012 and will also be set forth in the definitive proxy statement when it is filed with the SEC.

Forward Looking Statements
The foregoing statements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking. THQ uses words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risks and reflect management's current estimates and expectations, and involve subjects that are inherently uncertain and difficult to predict. Actual results could differ materially from the expectations set forth in these forward-looking statements. THQ will not necessarily update these forward-looking statements if they later turn out to be inaccurate. Risks and uncertainties that may affect THQ's future results include, but are not limited to, those discussed under the heading “Risk Factors” in THQ's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and Quarterly Reports on Form 10-Q since such date, and in other documents THQ has filed with the SEC.